Bookham And Avanex Agree To Merger
New Company Will Be A Leader in Optical Solutions
For Metro and Long Haul Telecom Networks
Annualized Cost Saving Expected to Reach $28 Million
San Jose and Fremont Calif., Jan. 27, 2009 — Bookham, Inc. (NASDAQ: BKHM) and Avanex Corporation (NASDAQ: AVNX) today announced that they had reached a definitive agreement to merge in an all-stock transaction. Avanex shareholders will receive 5.426 shares of Bookham common stock for every share of Avanex common stock and will own approximately 46.75% of the combined company.
It is expected that the combination will be Adjusted EBITDA accretive in the first full quarter after the close of the transaction and will generate $7 million of quarterly cost savings by the end of the fourth full quarter after the close. The new company will have a stronger balance sheet, benefiting from combined cash balances and no outstanding debt. Restructuring costs associated with the transaction are expected to be less than $7 million.
Key strengths of the new company include:
•	A complete portfolio of terminal and line product technologies critical for the metro and long haul markets

•	Best in class telecom chips based on Indium Phosphide, Lithium Niobate and Gallium Arsenide

•	Well positioned for 40Gbs and reconfigurable networks

•	Ability to leverage new opportunities quickly within expanded customer base

•	Resources to enable leading R&D investment in key product lines

•	Ability to leverage both in-house and outsourced manufacturing capacity to maximize flexibility and gross margin opportunities

•	$7 million of quarterly synergies by the end of the fourth full quarter after close, which is $28 million annualized

•	Company to be led by Alain Couder as CEO and talented executives from both companies
“The combination of Bookham and Avanex creates synergies that we expect will significantly improve financial performance faster than either of the two companies could accomplish on a stand-alone basis,” said Alain Couder, president and CEO of Bookham. “There is minimal product overlap between our businesses allowing us to quickly expand sales opportunities and improve service to our customers. In addition, both companies have strong technology platforms and the best engineering teams that we expect will allow us to drive innovation and expansion for both existing and new growth areas.”
“The significant financial and technological advantages to combining the two companies will benefit our customers, employees, and shareholders, as well as the industry as a whole,” said Giovanni Barbarossa, President and CEO of Avanex. “We expect that the combination of Avanex’s next generation subsystem design and integration capabilities, enhanced with additional internal content from Bookham will deliver end-to-end product offerings to our customers at competitive prices.”

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The combined company will be led by Alain Couder who will serve as President and CEO. The company is expected to have two telecom divisions and one non-telecom division. The board of directors will be composed of Alain Couder and three additional directors from the Bookham board, and Giovanni Barbarossa and two additional directors from the Avanex board.
Transaction Details
Under the terms of the agreement signed on January 27, 2009, which has been approved by both boards of directors, Avanex shareholders will receive, at a fixed exchange ratio, 5.426 shares of Bookham common stock for every share of Avanex common stock. Upon the close of the transaction, Avanex shareholders will own approximately 46.75 percent of the combined company. Based on the closing price of Bookham on January 26, 2009 the total consideration to Avanex shareholders would be equivalent to $35.4 million or $2.17 per share.
The merger is subject to customary closing conditions including shareholder approval by both companies. Both companies will continue to operate their businesses independently until the close of the merger. The merger is expected to be completed within three to six months.
Citigroup Global Markets Inc. is acting as Bookham’s financial advisor. Banc of America Securities, LLC is acting as Avanex’s financial advisor.
Bookham and Avanex will each be filing the full text of the merger agreement with the Securities and Exchange Commission (the “SEC”) on Form 8-K within four business days of the date of this release. Investors and security holders of each company are advised to review those filings for the full terms of the proposed combination, as well as any future filings made by the companies, including the Form S-4 Registration Statement (and related Joint Proxy Statement/Prospectus) (see below under “Additional Information and Where to Find It”).
Conference Call
The management teams of both companies will host a conference call today, January 27, 2009, at 5:00 p.m. ET/2:00 p.m. PT. To access the conference call, please dial (480) 248-5081, and reference “Bookham and Avanex merger.” A live webcast and accompanying presentation of the conference call will be available in the Investors section of Bookham’s website at www.bookham.com and in the Investors section on Avanex’s website at www.avanex.com. A joint slide presentation to be used in the conference call will be filed by each company with the SEC and posted to the investor relations page of each company’s website prior to the conference call. An audio replay of the conference call will be available until February 3, 2009. To access the replay, please dial 1-303-590-3030, and use the access code 3965637.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the timetable for completing the transaction, the benefits of the business combination transaction involving Bookham and Avanex, including potential synergies and cost savings and the timing thereof, future financial and operating results including Adjusted EBITDA in the first quarter following the transaction, quarterly synergies, the combined company’s plans, cash balances together, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “potential,” “expected,” “plan,” “estimate,” “intend,” “will,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Bookham’s and Avanex’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Bookham and Avanex. Actual results may differ materially from the results anticipated in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not

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limited to, general business and economic conditions; the performance of financial markets; risks relating to the consummation of the contemplated merger, including the risk that required stockholder approval might not be obtained in a timely manner or at all or that other closing conditions are not satisfied; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses or employees of Bookham and Avanex not be combined and integrated successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties. Additional factors that can cause the results to materially differ than those described in the forward-looking statements can be found in the most recent Form 10-Q, most recent Form 10-K and other periodic reports filed by Bookham and Avanex, with the Securities and Exchange Commission. Neither Bookham nor Avanex assumes any obligation or intends to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
This communication is being made in respect of the proposed business combination involving Bookham and Avanex. In connection with the proposed transaction, Bookham and Avanex plan to file documents with the SEC, including the filing by Bookham of a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of Bookham and Avanex plan to file with the SEC other documents regarding the proposed transaction. Investors and security holders of Bookham and Avanex are urged to carefully read the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Bookham and Avanex because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov and by contacting Bookham Investor Relations at (408) 404-5400 or Avanex Investor Relations at (510) 897-4188. Investors and security holders may obtain free copies of the documents filed with the SEC on Bookham’s website at www.bookham.com or Avanex’s website at www.avanex.com or the SEC’s website at www.sec.gov. Bookham, Avanex and their respective directors and executive officers may be deemed participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus described above. Additional information regarding the directors and executive officers of Bookham is also included in Bookham’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on September 18, 2008, and additional information regarding the directors and executive officers of Avanex is also included in Avanex’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on October 14, 2008, respectively.
About Bookham
Bookham, Inc. is a leading provider of high performance optical products, spanning from components to advanced subsystems. The company designs and manufactures a broad range of solutions tailored for the telecommunications optical infrastructure and other selected markets, including industrial, life sciences, semiconductor, and scientific. The Company utilizes proprietary core technologies and a vertically integrated manufacturing organization to provide its customers with cost-effective and innovative devices, as well as flexible, scalable product delivery. Bookham is a global company, headquartered in San Jose, Calif., with leading edge chip fabrication facilities in the UK and Switzerland, and manufacturing sites in the USA and China. To learn more about Bookham, visit our web site at: www.bookham.com.
Bookham and all other Bookham, Inc. product names and slogans are trademarks or registered trademarks of Bookham, Inc. in the USA or other countries.
About Avanex

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Avanex Corporation is a leading global provider of Intelligent Photonic Solutions(TM) to meet the needs of fiber optic communications networks for greater capacity, longer distance transmissions, improved connectivity, higher speeds and lower costs. These solutions enable or enhance optical wavelength multiplexing, dispersion compensation, switching and routing, transmission, amplification, and include network-managed subsystems. Avanex Corporation was incorporated in 1997 and is headquartered in Fremont, California. Avanex Corporation also maintains facilities in Horseheads, New York; Shanghai, China; Villebon Sur Yvette, France; San Donato, Italy; and Bangkok, Thailand. To learn more about Avanex Corporation, visit our web site at: www.avanex.com.
Bookham Contacts:
Jim Fanucchi
Summit IR Group Inc.
(408) 404-5400
ir@bookham.com
Jerry Turin
Chief Financial Officer
(408) 383-1400
ir@bookham.com
Avanex Contact:
Mark Weinswig
Interim Chief Financial Officer
(510) 897-4188
ir@avanex.com

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